As filed with the Securities and Exchange Commission on November 20, 2024

Registration No. 333-

UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

VISIONARY HOLDINGS INC.

(Exact name of registrant as specified in its charter)

Canada	Not Applicable
(State or Other Jurisdiction of Incorporation)	(I.R.S. Employer Identification Number)

105 Moatfield Dr. Unit 1003

Toronto, Ontario, Canada M3B 0A2

(Address of Principal Executive Offices) (Zip Code)

Visionary Holdings Inc. 2024 Restricted Stock Plan

(Full title of the plan)

Charles Y. Fu, Esq.

GH Law Firm LLC

880 Third Avenue, 5th Fl.

New York, NY 10022

Tel.: (212) 705-8798

Fax: (212) 937-5242

(Name and address of agent for service)

(Telephone number, including area code, of agent for service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large Accelerated filer	[ ]	Accelerated filer	[ ]
Non-accelerated filer	[X]	Smaller reporting company	[ ]
Emerging growth company	[X]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. [ ]

EXPLANATORY NOTE

This registration statement on Form S-8 (the “Registration Statement”) is being filed for the purpose of registering 620,000 common shares, no par value (the “Common Shares”), of Visionary Holdings Inc. (the “Registrant” or “Company”) issuable under the Registrant’s 2024 Restricted Stock Plan (the “Equity Plan”).

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

ITEM 1.	PLAN INFORMATION.

Information required by Part I to be contained in the Section 10(a) prospectus is omitted from the Registration Statement in accordance with Rule 428 under the Act and Note 1 to Part I of Form S-8.

ITEM 2.	REGISTRANT INFORMATION AND EMPLOYEE PLAN ANNUAL INFORMATION.

Information required by Part I to be contained in the Section 10(a) prospectus is omitted from the Registration Statement in accordance with Rule 428 under the Act and Note 1 to Part I of Form S-8.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.	INCORPORATION OF DOCUMENTS BY REFERENCE.

The Registrant hereby incorporates by reference into this Registration Statement the following documents previously filed by the Registrant with the Securities and Exchange Commission (the “SEC”):

(a)	The Registrant’s latest annual report on Form 20-F for the year ended March 31, 2024 filed with the SEC on August 15, 2024 (File No. 001-41385) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”);

(b)	The Company’s Form 6-K Reports of Foreign Issuer filed pursuant to Section 13(a) or Section 15(d) of the Exchange Act, from the end of the fiscal year covered by the annual report referenced in section (a) through the date hereof;

(c)	The Company’s Form 8A-12B, filed with the SEC on May 9, 2022 pursuant to Section 12(b) of the Exchange Act; and

(d)	Any document filed by the Company with the SEC pursuant to Sections 13(a) or 15(d) of the Exchange Act subsequent to the date hereof, but prior to the filing of a post-effective amendment to this registration statement which indicates that all shares registered hereunder have been sold or that deregisters all such shares then remaining unsold, such documents being deemed to be incorporated by reference herein and to be part hereof from the date of filing of such documents.

ITEM 4.	DESCRIPTION OF SECURITIES.

Not applicable.

ITEM 5.	INTERESTS OF NAMED EXPERTS AND COUNSEL.

Not applicable.

ITEM 6.	INDEMNIFICATION OF DIRECTORS AND OFFICERS.

The Company’s by-laws provide the right to indemnify of our officers and directors, former directors and officers, and persons who act at our request as a director or officer of which we are a shareholder or creditor, to the fullest extent permitted by the Canada Business Corporations Act (Ontario) (the “Act”), as follows:

3

Subject to the Act, the Company shall indemnify a director or officer of the Corporation, a former director of officer of the Corporation or a person who acts or acted at the Corporation's request as a director or officer of a body corporate of which the Corporation is or was a shareholder or creditor, and his heirs and legal representatives, against all costs, charges and expenses, including an amount paid to settle an action or satisfy a judgment, reasonably incurred by him in respect of any civil, criminal administrative, investigative or other action or proceeding to which he is made a party by reason of being or having been a director or officer of such corporation or body corporate if,

•	he acted he acted honestly and in good faith with a view to the best interests of the Corporation; and

•	in the case of a criminal or administrative action or proceeding that is enforced by a monetary penalty, he had reasonable grounds for believing that his conduct was lawful.

Subject to the Act, our by-laws authorize us to purchase and maintain such insurance for the benefit of any person entitled to be indemnified by the Corporation pursuant to the immediately preceding section as the board may from time to time determine.

Insofar as indemnification for liabilities arising under the Securities Act, as amended, may be permitted to such directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

ITEM 7.	EXEMPTION FROM REGISTRATION CLAIMED.

Not applicable.

ITEM 8.	EXHIBITS.

See the Exhibit Index.

ITEM 9.	UNDERTAKINGS.

A. The undersigned Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i)	To include any prospectus required by section 10(a)(3) of the Securities Act;

(ii)	To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment hereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement;

(iii)	To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement.

Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference into this Registration Statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

4

B. The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

C. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in such Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

5

SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Toronto, province of Ontario, Canada, on November 20, 2024.

VISIONARY HOLDINGS INC.

By: /s/ Xiyong Hou

Name: Xiyong Hou

Title: Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Xiyong Hou and Leong Sui, and each of them, as his true and lawful attorneys-in-fact and agents, with full power of substitution, for him in any and all capacities, to sign the Registration Statement on Form S-8 of Visionary Holdings Inc., and any or all amendments thereto (including post-effective amendments), and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully for all intents and purposes as he might or could do in person, hereby and about the premises hereby ratifying and confirming all that said attorneys-in-fact and agent, proxy and agent, or his substitute, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated.

Signature	Title	Date
/s/ Xiyong Hou Name: Xiyong Hou	Chief Executive Officer (principal executive officer)	November 20, 2024
/s/ Leong Sui Name: Leong Sui	Chief Financial Officer (principal financial officer and principal accounting officer)	November 20, 2024
/s/ William Chai Name: William Chai	Chairman of the Board	November 20, 2024
/s/ Marc Kealey Name: Marc Kealey	Director and Vice Chairman of the Board	November 20, 2024
/s/ Charles Fu Name: Charles Fu	Director and Senior Vice President	November 20, 2024
/s/ Zhong Chen Name: Zhong Chen	Director	November 20, 2024
/s/ Fan Zhou Name: Fan Zhou	Director	November 20, 2024
/s/ Simon Tang Name: Simon Tang	Director	November 20, 2024
/s/ Wen He Name: Wen He	Director	November 20, 2024
/s/ Zongjiang He Name: Zongjiang He	Director	November 20, 2024

AUTHORIZED REPRESENTATIVE

Pursuant to the requirements of Section 6(a) of the Securities Act of 1933, the undersigned has signed this Registration Statement on Form S-8, solely in the capacity of the duly authorized representative of the Registrant in the United States, on this 20th day of November, 2024.

VISIONARY HOLDINGS INC.

By: /s/ Xiyong Hou

Name: Xiyong Hou

Title: Chief Executive Officer

6

EXHIBITS INDEX

Description

Exhibit Number	Description	Form	File No.	Exhibit	Filing Date
4.1	Articles of Incorporation dated August 20, 2013	F-1	333-263290	3.1	May 6, 2022
4.2	Articles of Amendment dated March 25, 2021	F-1	333-263290	3.2	May 6, 2022
4.3	Articles of Amendment dated January 19, 2022	F-1	333-263290	3.3	May 6, 2022
4.4	By-Law No. 1 dated August 20, 2013	F-1	333-263290	3.4	May 6, 2022
4.5	By-Law No. 2 dated August 20, 2013	F-1	333-263290	3.5	May 6, 2022
4.6*	Visionary Holdings Inc. 2024 Restricted Stock Plan
4.7*	Form of Restricted Stock Award
5.1*	Opinion of DC Law Professional Corporation
23.1*	Consent of YCM CPA Inc.
23.2*	Consent of DC Law Professional Corporation (incorporated by reference to Exhibit 5.1)
24.1*	Power of Attorney (contained on signature page hereto)
107.1*	Calculation of Filing Fees Table

* Filed herewith.

7